SHELF REGISTRATION RIGHTS AGREEMENT

by and among

Alpharma Operating Corporation

and the Guarantors

Listed on Schedule A hereto

Banc of America Bridge LLC
CIBC Inc.

Dated as of December 12, 2001

Shelf Registration Rights Agreement

This Shelf Registration Rights Agreement (this "Agreement") is made and entered into as of December 12, 2001, by and among Alpharma Operating Corporation, a Delaware corporation (the "Company"), Alpharma Inc., ("Alpharma"), a Delaware corporation, and the other Guarantors named in Schedule A (together with Alpharma, the "Guarantors"), and Banc of America Bridge LLC and CIBC Inc. (each a "Purchaser" and, collectively, the "Purchasers"), each of whom has agreed to purchase the Company's 12% Senior Subordinated Notes due 2009 (the "Initial Notes") pursuant to the Note Purchase Agreement (as defined below).

This Agreement is made pursuant to the Note Purchase Agreement, dated as of December 12, 2001 (the "Note Purchase Agreement"), by and among the Company, the Guarantors and the Purchasers (i) for the benefit of each Purchaser and (ii) for the benefit of the holders from time to time of the Notes (including each Purchaser). In order to induce the Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. Capitalized terms not defined herein are used as defined in the Note Purchase Agreement.

The parties hereby agree as follows:

  Definitions

  As used in this Agreement, the following capitalized terms shall have the following meanings:

  Acquisition: The acquisition by Holdings through its subsidiary Oral Pharmaceuticals Acquisition Corp. of the Oral Pharmaceuticals Business from Mayne Nickless Limited or its designee pursuant to and in accordance with the Put and Call Option Agreement.

  Broker-Dealer: Any broker or dealer registered under the Exchange Act.

  Closing Date: The date of this Agreement.

  Commission: The Securities and Exchange Commission.

  Effectiveness Target Date: As defined in Section 5.

  Exchange Act: The Securities Exchange Act of 1934, as amended.

  Exchange Notes: shall mean 12% Senior Subordinated Notes due December 15, 2009 of the Company issued under the Indenture containing terms substantially identical to the Notes (except that (i) interest on the Exchange Notes shall accrue from the last date on which interest was paid or, if no such interest has been paid, from the original Issue Date, (ii) the transfer restrictions thereon shall be eliminated, (iii) certain provisions relating to payment of additional interest shall be eliminated and (iv) any terms or provisions required by the TIA that do not apply to the Notes will apply to the Exchange Notes) to be issued in exchange for Initial Notes to Holders seeking to resell Initial Notes pursuant to the Shelf Registration Statement.

  Exempt Resales: The transactions in which the Purchasers propose to sell the Initial Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, and to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act ("Accredited Institutions").

  Fee Letter: That certain Fee Letter dated as of October 5, 2001 among Alpharma, Banc of America Securities LLC and the Purchasers.

  Holders: As defined in Section 2(b) hereof.

  Indemnified Holder: As defined in Section 8(a) hereof.

  Indenture: shall mean the trust indenture pursuant to which Exchange Notes are issued, which shall comply with all requirements of the Commission to effect or maintain the qualification thereof under the TIA and which shall have been qualified under the TIA and shall be in form and substance substantially as set forth in Exhibit A attached hereto

  Initial Notes: The 12% Senior Subordinated Notes due 2009, under the Note Purchase Agreement, for so long as such securities constitute Transfer Restricted Securities.

  Initial Placement: The issuance and sale by the Company of the Initial Notes to the Purchasers pursuant to the Note Purchase Agreement.

  Interest Payment Date: As defined in the Note Purchase Agreement and the Notes.

  Issue Date: As defined in the Note Purchase Agreement.

  NASD: National Association of Securities Dealers, Inc.

  Note Purchase Agreement: The Note Purchase Agreement, dated as of December 12, 2001, among the Company, the Guarantors, Banc of America Bridge LLC and CIBC Inc., as Purchasers, pursuant to which the Initial Notes and any PIK Notes are to be issued, as such Note Purchase Agreement is amended or supplemented from time to time in accordance with the terms thereof.

  Notes: The Initial Notes and any PIK Notes.

  Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

  PIK Notes: As defined in the Note Purchase Agreement.

  Prospectus: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

  Purchaser: As defined in the preamble hereto.

  Registration Default: As defined in Section 5 hereof.

  Securities Act: The Securities Act of 1933, as amended.

  Shelf Filing Deadline: As defined in Section 4 hereof.

  Shelf Registration Statement: As defined in Section 3 hereof.

  Solvent: As defined in the Note Purchase Agreement.

  Transfer Restricted Securities: Each Note, until the earliest to occur of (a) the date on which an Exchange Note in respect of such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (b) the date on which an Exchange Note in respect of such Note is distributed to the public pursuant to Rule 144 under the Securities Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Shelf Registration Statement (including delivery of the Prospectus contained therein).

  Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

  Securities Subject to This Agreement

    Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

    Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

  Shelf Registration

    Shelf Registration. The Company and the Guarantors shall:

    (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, (the "Shelf Registration Statement") as soon as practicable after the Closing Date, but in no event after the later of 15 days after the Acquisition closes and 90 days from the Issue Date (such date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Exchange Notes to be issued in exchange for Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 3(b) hereof; and

    (y) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline.

    The Company and the Guarantors shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 5(a) and (b) hereof to the extent necessary to ensure that it is available for resales of Exchange Notes by the Holders of Transfer Restricted Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Exchange Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).

    Provision by Holders of Certain Information in Connection with the Shelf Registration Statement; Exchange of Transfer Restricted Securities for Notes Under Indenture. (i) No Holder of Transfer Restricted Securities may include any of its Exchange Notes in the Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

  (ii) No Holder of Transfer Restricted Securities may resell any of its Transfer Restricted Securities under the Shelf Registration Statement pursuant to this Agreement unless and until such Holder surrenders to the Company such Transfer Restricted Securities that it desires to sell in exchange for any equal principal amount of Exchange Notes.

  Liquidated Damages

  If (i) the Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) the Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in Section 3 of this Agreement (the "Effectiveness Target Date"), or (iii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable in connection with resales of Exchange Notes without being succeeded immediately by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to one half of one percent (0.50%) per annum on the principal amounts of the Transfer Restricted Securities held by such Holder during the 90-day period immediately following the occurrence of any Registration Default and shall increase by an additional one half of one percent (0.50%) per annum on the principal amounts of such Transfer Restricted Securities at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.50% per annum. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of the provisions of this paragraph shall cease.

  All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

  Registration Procedures

    Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(b) below and shall use their best efforts to effect such registration to permit the sale of the Exchange Notes being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and the Guarantors will as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the resale of the Exchange Notes in accordance with the intended method or methods of distribution thereof.

    General Provisions. In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the resale of the Exchange Notes, the Company and the Guarantors shall:

        use their best efforts to keep the Shelf Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 of this Agreement, as applicable; upon the occurrence of any event that would cause such Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of the Exchange Notes during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Shelf Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their best efforts to cause such amendment to be declared effective and such Shelf Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

        prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period as will terminate when all the Exchange Notes covered by such Shelf Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

        advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Exchange Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Exchange Notes under state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

        furnish without charge to each of the Purchasers, each selling Holder named in the Shelf Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of the Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five business days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which a Holder of Exchange Notes covered by such Shelf Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five business days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an or underwriter, if any, shall be deemed to be reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

        promptly prior to the filing of any document that is to be incorporated by reference into the Shelf Registration Statement or Prospectus, provide copies of such document to the Purchasers, each selling Holder named in the Shelf Registration Statement, and to the underwriter(s), if any, make available the representatives of the Company and the Guarantors for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

        make available at reasonable times for inspection by the Purchasers, any managing underwriter participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by such Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement subsequent to the filing thereof and prior to its effectiveness;

        if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Exchange Notes, information with respect to the principal amount of Exchange Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Exchange Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        cause the Exchange Notes covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

        furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

        deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto;

        enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Exchange Notes pursuant to the Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Purchaser or by any Holder of Exchange Notes or underwriter in connection with any sale or resale pursuant to the Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

          furnish to each Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

            a certificate, dated the date of effectiveness of the Shelf Registration Statement signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, to the effect that:

    the representations and warranties of the Company, Alpharma and the other Guarantors set forth in Section 2 of the Note Purchase Agreement are true and correct with the same force and effect as though expressly made on and as of the date of effectiveness of the Shelf Registration Statement (other than (i) representations and warranties that by their terms refer to a certain date, which shall be true and correct only as of such date, and (ii) the representations and warranties contained in paragraphs (a), (c), (h) and (l) of such Section 2);

    except as otherwise disclosed in the Shelf Registration Statement, subsequent to the respective dates as of which information is given in the Shelf Registration Statement Alpharma and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and

    the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied under this Agreement at or prior to the Closing Date.

          opinions, dated the date of effectiveness of the Shelf Registration Statement of Kirkland & Ellis, counsel for the Company and the Guarantors, and of Robert F. Wrobel, Senior Vice President and Chief Legal Officer of Alpharma, in the form of Exhibits A-1 and A-2 to the Note Purchase Agreement and such other matters as such parties may reasonably request, and in any event including, in each case, a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, the Purchasers' representatives and the Purchasers' counsel in connection with the preparation of the Shelf Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and the Guarantors and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

          a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings;

        set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

        deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantors pursuant to this clause (xi), if any.

If at any time the representations and warranties of the Company and the Guarantors contemplated in clause (A)(1)(aa) above cease to be true and correct, the Company or the Guarantors shall so advise the Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

        prior to any public offering of Exchange Notes in respect of Transfer Restricted Securities, cooperate with, and cause the Guarantors to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of such Exchange Notes under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not then so subject;

        cooperate with and cause the Guarantors to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Exchange Notes to be sold and not bearing any restrictive legends; and enable such Exchange Notes to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Exchange Notes made by such underwriter(s);

        use its best efforts to cause the Exchange Notes covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Exchange Notes, subject to the proviso contained in clause (viii) above;

        if any fact or event contemplated by clause (b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Exchange Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

        obtain CUSIP numbers for all Restricted Securities or Exchange Notes not later than the effective date of the Shelf Registration Statement and provide the Purchasers under the Note Purchase Agreement with printed certificates for the Exchange Notes which are in a form eligible for deposit with the Depositary Trust Company;

        cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause the Shelf Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders of Transfer Restricted Securities to consummate the disposition of Exchange Notes in respect of such Transfer Restricted Securities;

        otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Exchange Notes are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

        cause all Exchange Notes in respect of Transfer Restricted Securities covered by the Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Notes or the managing underwriter(s), if any;

        provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

        (i) cause the Indenture to be qualified under the Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or (ii) cooperate with the trustee under the Indenture (the "Trustee") and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA, (iii) execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner and (iv) enter into the Indenture and use their reasonable best efforts to cause the Trustee to enter into the Indenture.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Exchange Notes in respect of Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Exchange Notes that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(b)(iii)(D) hereof to and including the date when each selling Holder shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xvi) hereof or shall have received the Advice; however, no such extension shall be taken into account in determining whether Liquidated Damages are due pursuant to Section 4 hereof or the amount of such Liquidated Damages, it being agreed that the Company's option to suspend use of the Shelf Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 4.

  Registration Expenses

    All expenses incident to the Company's or the Guarantors' performance of or compliance with this Agreement will be borne by the Company or such Guarantor, regardless of whether the Shelf Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing, messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 6(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

    The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company and the Guarantors.

    In connection with the Shelf Registration Statement, the Company and the Guarantors will reimburse the Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel in an amount not to exceed $10,000, who shall be Shearman & Sterling or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities.

  Indemnification

    The Company agrees and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company and the Guarantors may otherwise have.

    In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing (provided that the failure to give such notice shall not relieve the Company or the Guarantors of their respective obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action and, subject to the following sentence, the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company's or any Guarantor's prior written consent, which consent shall not be withheld unreasonably, and the Company and the Guarantors agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

    Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors and their respective directors, officers of the Company who sign the Shelf Registration Statement, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective offices, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in the Shelf Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Securities giving rise to such indemnification obligation.

    If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from (x) the Initial Placement (which in the case of the Company shall be deemed to be equal to the total gross proceeds from the Initial Placement), (y) the amount of Liquidated Damages which did not become payable as a result of the filing of the Shelf Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and (z) the Shelf Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

  The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount of the commitment fee received by such Holder under the Fee Letter with respect to the Initial Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

  Rule 144A

  The Company and the Guarantors each hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

  Participation in Underwritten Registrations

  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell any Exchange Notes in respect of such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

  Selection of Underwriters

  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell any Exchange Notes in respect of such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

  Miscellaneous

    Remedies. The Company and the Guarantors each hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

    No Inconsistent Agreements. The Company will not, and will cause the Guarantors not to, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

    Adjustments Affecting the Notes. Neither the Company nor the Guarantors will take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to consummate the registration of Exchange Notes in respect of the Transfer Restricted Securities.

    Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities.

    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery, if to a Holder, at the address set forth on the records of the Company under the Note Purchase Agreement; and

    If to the Purchasers:

    Banc of America Bridge LLC

    9 West 57th Street, 32nd Floor
    New York, NY 10019

    Facsimile: (212) 847-5037

    Attention: Brad Jones, Managing Director

    CIBC Inc.

    425 Lexington Avenue

    New York, New York 10017

    Facsimile: (212) 885-4941

    Attention: Brian Block

    with a copy to:

    Shearman & Sterling
    599 Lexington Avenue
    New York, NY 10022
    Facsimile: (212) 848-7179
    Attention: Christopher C. Paci, Esq.

    If to the Company or the Guarantors:

    Alpharma Operating Company
    c/o Alpharma Inc.

    One Executive Drive
    Fort Lee, New Jersey 07024
    Facsimile: (201) 947-0795

    Attention: Robert F. Wrobel, Esq., Chief Legal Officer

    with a copy to:

    Alpharma Inc.
    One Executive Drive
    Fort Lee, New Jersey 07024
    Facsimile: (201) 947-0795
    Attention: Robert F. Wrobel, Esq., Chief Legal Officer

    with a copy to:

    Kirkland & Ellis

    Citigroup Center
    153 East 53rd Street
    New York, NY 10022
    Facsimile: (212) 446-4900
    Attention: Joshua Korff, Esq.

    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALPHARMA OPERATING CORPORATION

By:/s/ Robert F. Wrobel_______

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA INC.

By:/s/ Robert F. Wrobel

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA U.S. INC.

By:/s/ Robert F. Wrobel

Name: Robert F. Wrobel

Title: Secretary

BARRE PARENT CORPORATION

By:/s/ Robert F. Wrobel

Name: Robert F. Wrobel

Title: Secretary

G.F. REILLY COMPANY

By: /s/ Robert F. Wrobel

Name: Robert F. Wrobel

Title: Secretary

PARMED PHARMACEUTICALS, INC.

By:/s/ Robert F. Wrobel____

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA EURO HOLDINGS INC.

By:/s/ Robert F. Wrobel___

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA (BERMUDA) INC.

By:/s/ Robert F. Wrobel___

Name: Robert F. Wrobel

Title: Secretary

ORAL PHARMACEUTICALS ACQUISITION CORP.

By:/s/ Robert F. Wrobel__

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA US PHARMACEUTICALS LLC

By:/s/ Robert F. Wrobel_____

Name: Robert F. Wrobel

Title: Secretary

NMC LABORATORIES, INC.

By:/s/ Robert F. Wrobel_____

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA USPD INC.

By:/s/ Robert F. Wrobel_______

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA ANIMAL HEALTH COMPANY

By:/s/ Robert F. Wrobel_______

Name: Robert F. Wrobel

Title: Secretary

MIKJAN CORPORATION

By:/s/ Robert F. Wrobel_______

Name: Robert F. Wrobel

Title: Secretary

ALPHARMA NW INC.

By:/s/ Robert F. Wrobel_______

Name: Robert F. Wrobel

Title: Secretary

The foregoing Shelf Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA BRIDGE LLC

By: ____________________________________
Name:
Title:

CIBC INC.

By: ____________________________________
Name:
Title:

SCHEDULE A

Alpharma Inc. Delaware

Alpharma U.S. Inc. Delaware

Barre Parent Corporation Delaware

G.F. Reilly Company Delaware

ParMed Pharmaceuticals, Inc. Delaware

Alpharma Euro Holdings Inc. Delaware

Alpharma (Bermuda) Inc. Delaware

Oral Pharmaceuticals Acquisition Corp. Delaware

Alpharma US Pharmaceuticals LLC Delaware

NMC Laboratories, Inc. New York

Alpharma USPD Inc. Maryland

Alpharma Animal Health Company Texas

Mikjan Corporation Arkansas

Alpharma NW Inc. Washington

EXHIBIT I

Form of Indenture